Exhibit 99.2

2015 Second Quarter Earnings Call May 8, 2015 www.BeaconRoofingSupply.com 0% 20% 40% 60% 80% 100% FY 2015 FY 2014 16.7% 16.1% 34.2% 35.4% 49.1% 48.5% Residential Roofing Non-Residential Roofing Complementary $- $50 $100 $150 $200 $250 $300 $350 $400 $450 FY 2015 FY 2014 $401.7 $384.9 $93.4 $86.8 Sales Gross Profit / Margin 1 Quarterly Results Existing Market Product Mix Northeast (3.2)% Mid-Atlantic 3.9% Southeast (10.0)% Southwest (11.2)% Midwest 27.7% West 30.2% Canada 8.5% Total 4.4% Organic Sales Growth (Decline) $ in millions Existing Market results above exclude branches acquired during the four quarters prior to the start of the second quarter of Fiscal 2015. 22.6% Existing Market Sales, Gross Profit & Gross Margin 23.2% Note: Some totals above may not foot due to rounding.

2015 Second Quarter Earnings Call May 8, 2015 www.BeaconRoofingSupply.com $- $20 $40 $60 $80 $100 $120 FY 2015 FY 2014 $105.5 $104.0 2 $ in millions 26.3% of Sales 27.0% of Sales Existing Market Operating Expenses Quarterly Results Note: Some totals above may not foot due to rounding. Existing Market results above exclude branches acquired during the four quarters prior to the start of the second quarter of Fiscal 2015. New Greenfield branch investments 4.7$ Selling, G&A, and warehouse expense (1.0) Lower stock compensation expense (0.9) Improvement in allowance for uncollectible accts. (0.8) Amortization (0.5) Total 1.5$ Operating Expense Incr. (Decr.)

2015 Second Quarter Earnings Call May 8, 2015 www.BeaconRoofingSupply.com $- $100 $200 $300 $400 $500 $600 $700 $800 $900 $1,000 FY 2015 FY 2014 $978.1 $937.0 $225.7 $213.7 Sales Gross Profit / Margin 0% 20% 40% 60% 80% 100% FY 2015 FY 2014 15.9% 15.4% 36.3% 37.9% 47.8% 46.7% Residential Roofing Non-Residential Roofing Complementary 3 Year - to - Date Results Northeast 7.0% Mid-Atlantic 4.6% Southeast (6.8)% Southwest (9.6)% Midwest 18.8% West 11.7% Canada 7.4% Total 4.4% Organic Sales Growth (Decline) $ in millions Existing Market results above exclude branches acquired during the four quarters prior to the start of Fiscal 2015. Existing Market Sales, Gross Profit & Gross Margin Existing Market Product Mix Note: Some totals above may not foot due to rounding. 22.8% 23.1%

2015 Second Quarter Earnings Call May 8, 2015 www.BeaconRoofingSupply.com $- $50 $100 $150 $200 $250 FY 2015 FY 2014 $214.0 $203.8 4 $ in millions 21.9% of Sales 21.8% of Sales Existing Market Operating Expenses Year - to - Date Results Note: Some totals above may not foot due to rounding. Existing Market results above exclude branches acquired during the four quarters prior to the start of Fiscal 2015. New Greenfield branch investments 10.9$ Selling, G&A, and warehouse expense 2.6 Lower stock compensation expense (1.4) Amortization (1.1) Improvement in allowance for uncollectible accts. (0.9) Total 10.2$ Operating Expense Incr. (Decr.)

2015 Second Quarter Earnings Call May 8, 2015 www.BeaconRoofingSupply.com $2.8 $3.1 $33.3 $59.4 $- $25 $50 $75 FY 2014 FY 2015 Net Income Non-Cash & Working Capital Adjustments 5 $62.5 $ 36.1 $ in millions Cash Flow From Operations Year - to - Date Results Note: Some totals above may not foot due to rounding.